.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CVB FINANCIAL CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

GB CVB Financial Corp. VOTE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 20, 2025 at 11:59 PM, local time. F Online Go to www.investorvote.com/CVBF or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CVBF 2025 Annual Meeting Proxy Card ▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01 - George A. Borba, Jr. 02 - David A. Brager 05 - Jane Olvera Majors 06- Raymond V. O'Brien III 03 Stephen A. Del Guercio 07 - Hal W. Oswalt 04 - Anna Kan 08 - Kimberly Sheehy 04 05 06 07 08 Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of CVB Financial Corp.'s named executive officers ("Say-On-Pay") 3. To ratify the appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2025. + For Against Abstain B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 Please keep signature within the box. 1 PC F 044L9B +

2025 Annual Meeting Admission Ticket 2025 Annual Meeting of CVB Financial Corp. Shareholders May 21, 2025, 8:00 AM local time CVB Financial Corp. Corporate Headquarters 701 North Haven Avenue, Ontario, CA 91764 Upon arrival, please present this admission ticket and photo identification at the registration desk. We will hold our annual meeting in person. In addition, we are planning to provide interested shareholders, members of our Board of Directors and our associates the opportunity to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. There will be no food or refreshments provided at this meeting. The live audio call will be held concurrently with our annual meeting (8:00 a.m. PDT on May 21, 2025). To join our conference call facility, please dial 1 (833) 630-1956. Questions will be permitted in person and when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 a.m. PDT on May 28, 2025. To access the replay, please dial 1 (877) 344-7529 passcode 5400593. Please note that, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present for purposes of California law, please either (i) vote in advance by internet, telephone or return of your proxy card, or (ii) vote in person by attending the annual meeting at its designated location. Listening to the proceedings by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The materials are available at: https://investors.cbbank.com/annual-meeting. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CVBF ▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ CVB FINANCIAL CORP. + Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - May 21, 2025 David A. Brager, E. Allen Nicholson and Richard H. Wohl, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CVB Financial Corp. to be held on May 21, 2025 or at any postponement or adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE (1) "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, (2) "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AND (3) "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG, LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD, AND "FOR" PROPOSALS 2 AND 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +